                                                                     EXHIBIT 4.1


----------------------------------------------------------------------------




                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                                    between

                          OPIAN PHARMACEUTICALS, INC.

                                      and

                       THE PURCHASERS NAMED IN SCHEDULE I


                          Dated as of November 7, 1994




----------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE I.................................................................................................  1
     SECTION 1.01    Issuance, Sale and Delivery of the Preferred Shares..................................  1
                     ----------------------------------------------------
     SECTION 1.02    Initial Closing......................................................................  1
                     ---------------
     SECTION 1.03    Additional Closing...................................................................  1
                     ------------------
ARTICLE II................................................................................................  2
     SECTION 2.01    No Significant Operations............................................................  2
                     -------------------------
     SECTION 2.02    Organization, Qualifications and Corporate Power.....................................  2
                     ------------------------------------------------
     SECTION 2.03    Authorization of Agreements, Etc.....................................................  2
                     --------------------------------
     SECTION 2.04    Validity.............................................................................  3
                     --------
     SECTION 2.05    Authorized Capital Stock.............................................................  3
                     ------------------------
     SECTION 2.06    Third Party Approvals................................................................  4
                     ---------------------
ARTICLE III...............................................................................................  4

ARTICLE IV................................................................................................  5

ARTICLE V.................................................................................................  6

     SECTION 5.01    Financial Statements, Reports, Etc...................................................  6
                     ----------------------------------
     SECTION 5.02    Right of First Refusal...............................................................  8
                     ----------------------
     SECTION 5.03    Reserve for Conversion Shares........................................................  9
                     -----------------------------
     SECTION 5.04    Corporate Existence..................................................................  9
                     -------------------
     SECTION 5.05    Properties, Business, Insurance......................................................  9
                     -------------------------------
     SECTION 5.06    Inspection, Consultation and Advice..................................................  9
                     -----------------------------------
     SECTION 5.07    Restrictive Agreements Prohibited....................................................  9
                     ---------------------------------
     SECTION 5.08    Transactions with Affiliates.........................................................  9
                     ----------------------------
     SECTION 5.09    Expenses of Directors................................................................ 10
                     ---------------------
     SECTION 5.10    Use of Proceeds...................................................................... 10
                     ---------------
     SECTION 5.11    Board of Directors Meetings.......................................................... 10
                     ---------------------------
     SECTION 5.12    By-Laws.............................................................................. 10
                     -------
     SECTION 5.13    Performance of Contracts............................................................. 10
                     ------------------------
     SECTION 5.14    Vesting of Reserved Employee Shares.................................................. 10
                     -----------------------------------
     SECTION 5.15    Employee Nondisclosure and Developments Agreements................................... 10
                     --------------------------------------------------
     SECTION 5.16    Compliance With Laws................................................................. 11
                     --------------------
     SECTION 5.17    Keeping of Records and Books of Account.............................................. 11
                     ---------------------------------------
     SECTION 5.18    Change in Nature of Business......................................................... 11
                     ----------------------------
     SECTION 5.19    Rule 144A Information................................................................ 11
                     ---------------------

ARTICLE VI................................................................................................ 11
     SECTION 6.01    Expenses............................................................................. 11
                     --------
     SECTION 6.02    Survival of Agreements............................................................... 11
                     ----------------------
     SECTION 6.03    Brokerage............................................................................ 12
                     ---------
     SECTION 6.04    Parties in Interest.................................................................. 12
                     -------------------
     SECTION 6.05    Notices.............................................................................. 12
                     -------

     SECTION 6.06    Governing Law...........................................................  12
                     -------------
     SECTION 6.07    Entire Agreement........................................................  12
                     ----------------
     SECTION 6.08    Counterparts............................................................  12
                     ------------
     SECTION 6.09    Amendments..............................................................  12
                     ----------
     SECTION 6.10    Severability............................................................  13
                     ------------
     SECTION 6.11    Titles and Subtitles....................................................  13
                     --------------------
     SECTION 6.12    Certain Defined Terms...................................................  13
                     ---------------------

INDEX TO SCHEDULES

SCHEDULE I      Purchasers
SCHEDULE II     Disclosure Schedule
SCHEDULE III    Security Holders


INDEX TO EXHIBITS

EXHIBIT A   Form of Registration Rights Agreement
EXHIBIT B   Form of Stock Restriction Agreement
EXHIBIT C   Form of Management Rights Agreement
EXHIBIT D   Charter and All Amendments Thereto
EXHIBIT E   Form of Non-Competition Agreement
EXHIBIT F   Form of Employee Nondisclosure and
             Developments Agreement

     SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of November 7, 1994 between Opian Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the several purchasers named in the attached Schedule I
                                                                  ----------
(individually a "Purchaser" and collectively the "Purchasers").

     WHEREAS, the Company wishes to issue and sell to the Purchasers up to an aggregate of 8,200,000 shares (the "Preferred Shares") of the authorized but unissued Series A Convertible Preferred Stock, $.01 par value, of the Company (the "Series A Convertible Preferred Stock"); and

     WHEREAS, the Purchasers, severally, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                             THE PREFERRED SHARES

     SECTION 1.01        Issuance, Sale and Delivery of the Preferred Shares.
                         ---------------------------------------------------
The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

     SECTION 1.02        Initial Closing. The initial closing shall take
                         ---------------
place at the offices of Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109, at 10:00 a.m., Boston time, on November 7, 1994, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall (i) deliver to the Company a check payable to the order of the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on
Schedule I, (ii) transfer such sum to the account of the Company by wire
----------
transfer, (iii) deliver to the Company for cancellation promissory notes issued by the Company in the amount of such sum, or (iii) deliver or transfer such sum to the Company by any combination of such methods of payments.

     SECTION 1.03        Additional Closing.  After the Closing Date and on or
                         ------------------
prior to May 7, 1995 the Company may hold one or more additional closings (each an "Additional Closing"; and collectively the "Additional Closings") at which the Company may issue and sell up to the number of Preferred Shares equal to the difference between 8,200,000 and the aggregate number of Preferred Shares previously sold on the Closing Date and, as applicable, on the date of any prior Additional Closing. The sale of Preferred Shares pursuant to this Section 1.03 shall be on the same terms and conditions (including price) as the sale of the Preferred Shares pursuant to Section 1.02 hereof and shall be effected by the execution by any investor of a counterpart signature page to this Agreement. Upon such execution:
(i) each such investor shall be deemed to be a Purchaser for all purposes of this Agreement and Schedule I shall be amended to include Such Purchaser; and
                   ----------
(ii) each such Additional Closing shall be deemed to be a Closing hereunder and the date of each such Additional Closing shall be a "Closing Date" hereunder. If necessary, the Company will provide an updated Disclosure Schedule to Purchasers purchasing in any Additional Closing.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II:
                                             -----------

     SECTION 2.01        No Significant Operations. As of the date hereof,
                         -------------------------
the Company has not begun operations and has no real property, place of business, assets, liabilities, customers or suppliers. There is no action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company and the Company is not subject to any order, writ, injunction or decree entered in any lawsuit or proceeding. The Company does not own, license or have any right to any copyrights, patents, trademarks, service marks, tradenames or applications for the same. The Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction. The Company does not have an Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

     SECTION 2.02        Organization, Qualifications and Corporate Power.
                         ------------------------------------------------

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is or will be duly licensed or qualified to transact business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it, or proposed to be owned or leased by it, requires such licensing or qualification. The Company has the corporate power and authority to carry on its business as proposed to be conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement with the Purchasers in the form attached as Exhibit A (the
                                                             ---------
"Registration Rights Agreement"), the several Stock Restriction Agreements with the Purchasers and the other parties thereto named in paragraph (h) of Article IV of this Agreement, in the form attached as Exhibit B (the "Stock Restriction
                                              ---------
Agreements") and the several Management Rights letter agreements between the Company and certain of the Purchasers in the form attached as Exhibit C (the
                                                              ---------
"Management Rights Agreements"), to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, $.01 par value, of the Company ("Common Stock") issuable upon conversion of the Preferred Shares (the "Conversion Shares").

     SECTION 2.03        Authorization of Agreements, Etc.
                         ---------------------------------

          (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreements and the Management Rights Agreements, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, (the "Charter") or the By-laws of the Company.

          (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

     SECTION 2.04        Validity. This Agreement has been duly executed and
                         --------
delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Registration Rights Agreement, the Stock Restriction Agreements and the Management Rights Agreements, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

     SECTION 2.05        Authorized Capital Stock. The authorized capital
                         ------------------------
stock of the Company consists of (i) 8,200,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which 8,200,000 shares have been designated Series A Convertible Preferred Stock, and (ii) 14,000,000 shares of Common Stock. Immediately prior to the Closing, 3,227,055 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Preferred Stock will have been issued. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule III. The designations,
                                               ------------
powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit D, and all
                                                            ---------
such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule III, (i) no
                                                      ------------
person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule III, the
                                                            ------------
Company has no obligation

(contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stock Restriction Agreements and the Management Rights Agreements, to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

     SECTION 2.06        Third Party Approvals. No registration or filing
                         ---------------------
with, or consent or approval of or other action by any third party, is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreements or the Management Rights Agreements, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, will not require the approval of any third party other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser severally represents and warrants to the Company that:

     (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

     (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

     (c) it has had an opportunity to discuss the Company's proposed business, management and financial affairs with the Company's management;

     (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

     (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration,

   (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

     (f) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                                  ARTICLE IV

                       CONDITIONS TO THE OBLIGATIONS OF
                                THE PURCHASERS

     The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

     (a)  Representations and Warranties to be True and Correct. The
          -----------------------------------------------------
   representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing.

     (b) Performance. The Company shall have performed and complied with all
         -----------
   agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

     (c)  All Proceedings to be Satisfactory. All corporate and other
          ----------------------------------
   proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     (d)  Employment of Dr. John Farrar. Dr. John Farrar shall have accepted, in
          -----------------------------
   writing, the Company's offer of employment as President and Chief Executive officer of the Company.

     (e)  Supporting Documents. The Purchasers and their counsel shall have
          --------------------
   received copies of the following documents:

          (i) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware; and

          (ii) (A) a complete copy of the By-laws of the Company as in effect on the Closing Date; and (B) a complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Stock Restriction) Agreements and the Management Rights Agreements, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement, the Stock Restriction Agreements and the Management Rights Agreements.

     (f)  Registration Rights Agreement. The Company shall have executed and
          -----------------------------
   delivered the Registration Rights Agreement.

     (g)  Stock Restriction Agreements. The Stock Restriction Agreements shall
          ----------------------------
   have been executed and delivered by the Company and each of the following persons shall have executed and delivered the Stock Restriction Agreement applicable to it: (1) Dr. John Farrar; (2) Dr. Michael Lewis and (3) ARCH Development Corporation.

     (h)  Management Rights Agreements. The Company shall have executed and
          ----------------------------
   delivered the Management Rights Agreements to those Purchasers who have made a request to the Company therefor and are subject in any manner with respect to their investment in the Company to ERISA.

     (i)  Non-Competition Agreement. Dr. John Farrar shall have entered into a
          -------------------------
   Non-Competition Agreement with the Company in the form attached as Exhibit E
                                                                      ---------
   (the "Non-Competition Agreement"), and copies thereof shall have been delivered to counsel for the Purchasers.

     (j)  Charter. The Charter shall read in its entirety as set forth in
          -------
   Exhibit D.
   ---------

     (k)  Employee Agreements. Copies of the Employee Nondisclosure and
          -------- ----------
   Developments Agreements shall have been delivered to counsel for the Purchasers.

     (l)  Election of Directors. The number of directors constituting the entire
          ---------------------
   Board of Directors shall have been fixed at five (5) and the following persons shall have been elected as the directors and shall each hold such position as of the Closing Date: (1) Ellen Feeney; (2) Robert Nelsen; (3) Dr. John Farrar; and (4) a person to be elected by the Board of Directors and experienced in the pharmaceutical industry. A fifth director shall be elected at the Additional Closing and such director shall be elected by the Series A Convertible Preferred Stockholders.

     (m)  Fees of Purchasers' Counsel. The Company shall have paid in accordance
          ---------------------------
   with Section 6.01 the fees and disbursements of Purchasers' counsel invoiced at the Closing.

All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

                                   ARTICLE V

                           COVENANTS OF THE COMPANY

     The Company covenants and agrees with each of the Purchasers that:

     SECTION 5.01        Financial Statements, Reports, Etc. The Company shall
                         ----------------------------------
furnish to each Purchaser:

     (a) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

     (b) within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 5.01(b) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

     (c)  at the time of delivery of each annual financial statement pursuant to
   Section 5.01(a), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement and the Series A Convertible Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series A Convertible Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

     (d) at the time of delivery of each monthly statement pursuant to Section 5.01(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

     (e) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

     (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

     (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in
   Section 2.07 that could materially adversely affect the Company or any of its subsidiaries;

     (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

     (i) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

     SECTION 5.02        Right of First Refusal. The Company shall, prior to
                         ----------------------
any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Purchaser by written notice the right, for a period of twenty (20) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the Purchasers pursuant to this Section 5.02 shall not apply to securities issued
(A) upon conversion of any of the Preferred Shares, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule m as being
                                                            ----------
outstanding on the date of this Agreement, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Company in connection with their service to the Company or pursuant to the exercise of options to purchase Common Stock granted to or Common Stock issued to licensors or transferors of technology to the Company, not to exceed in the aggregate 2,135,945 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee and Technology Shares"), and (G) upon the exercise of any right which was not itself in violation of the terms of this Section 5.02. The Company's written notice to the Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser. Notwithstanding the foregoing, if the Purchasers agree, in the aggregate, to purchase more than the full number of securities offered by the Company, then each Purchaser accepting the Company's offer shall first be allocated the lesser of (i) the number of securities which such Purchaser agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such Purchaser as of the date of the Company's notice of offer (treating such Purchaser, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such Purchaser upon conversion, exercise or exchange of all securities (including but not limited to the Preferred Shares) held by such Purchaser on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held on such date by all Purchasers who accepted the Company's offer, and the balance of the securities (if any) offered by the Company shall be allocated among the Purchasers accepting the Company's offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid), provided that no Purchaser shall be allocated more than the number of securities which such Purchaser agreed to purchase and provided further that in cases covered by this sentence all Purchasers shall be allocated among them the full number of securities offered by the Company. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Purchasers, to offer and sell to any third party or parties the number of such securities not agreed by the Purchasers to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02.

     SECTION 5.03       Reserve for Conversion Shares. The Company shall at
                        -----------------------------
all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

     SECTION 5.04        Corporate Existence. The Company shall maintain
                         -------------------
corporate existence, rights and franchises in full force and effect.

     SECTION 5.05        Properties, Business, Insurance. The Company shall
                         -------------------------------
maintain its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchasers holding at least sixty percent (60%) of the outstanding Preferred Shares, the Company will add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

     SECTION 5.06        Inspection, Consultation and Advice. The Company
                         -----------------------------------
shall permit each Purchaser holding in excess of 10% of the Series A Convertible Preferred Stock and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

     SECTION 5.07        Restrictive Agreements Prohibited. The Company shall
                         ---------------------------------
not become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreements, the Management Rights Agreements or the Charter.

     SECTION 5.08        Transactions with Affiliates. Except for transactions
                         ----------------------------
contemplated by this Agreement or as otherwise approved by the Board of Directors, the Company shall not enter into any material transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

     SECTION 5.09        Expenses of Directors. The Company shall promptly
                         ---------------------
reimburse in full, each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Convertible Preferred Stock, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

     SECTION 5.10        Use of Proceeds. The Company shall use the proceeds
                         ---------------
from the sale of the Preferred Shares solely for working capital and other general corporate purposes.

     SECTION 5.11        Board of Directors Meetings. The Company shall use
                         ---------------------------
its best efforts to ensure that meetings of its Board of Directors are held at least five times each year and at least once each quarter.

     SECTION 5.12        By-laws. The Company shall at all times cause its
                         -------
By-laws to provide that, (a) unless otherwise required by the laws of the State of Delaware, (i) any two directors and (ii) any holder or holders of at least 25% of the outstanding shares of Series A Convertible Preferred Stock, shall have the right to call a meeting of the Board of Directors or stockholders and
(b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series A Convertible Preferred Stock as set forth in the Charter. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

     SECTION 5.13        Performance of Contracts. The Company shall not
                         ------------------------
materially amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Nondisclosure and Developments Agreements or the Non-Competition Agreements without the consent of the Company's Board of Directors.

     SECTION 5.14        Vesting of Reserved Employee Shares. The Company
                         -----------------------------------
shall not grant to any of its employees options to purchase Reserved Employee Shares which will become exercisable at a rate in excess of 25% per annum from the date of such grant without the unanimous written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock.

     SECTION 5.15        Employee Nondisclosure and Developments Agreements.
                         --------------------------------------------------
The Company shall use its best efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, an Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit F, or in such other
                                                    ---------
form as is approved by the Board of Directors, from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

     SECTION 5.16        Compliance with Laws. The Company shall comply with
                         --------------------
all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     SECTION 5.17        Keeping of Records and Books of Account. The Company
                         ---------------------------------------
shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.18        Change in Nature of Business. The Company shall not
                         ----------------------------
make any material change in the nature of its business as set forth in the Business Plan.

     SECTION 5.19        Rule 144A Information. The Company shall, at all
                         ---------------------
times during which it is neither subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser or a prospective buyer of Preferred Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 5.23 shall at all times be contingent upon the relevant Purchasers obtaining from the prospective buyer of Preferred Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

                                  ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.01        Expenses. Each party hereto will pay its own
                         --------
expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay the reasonable fees and disbursements, not to exceed $5,000, of the Purchasers' special counsel, Testa, Hurwitz & Thibeault, in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof.

     SECTION 6.02        Survival of Agreements. All covenants, agreements,
                         ----------------------
representations and warranties made herein or in the Registration Rights Agreement, the Stock Restriction Agreements, the Management Rights Agreements, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Registration Rights Agreement, the Stock Restriction Agreements or the Management Rights Agreements, shall survive the execution and delivery of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreements and the Management Rights Agreements, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company; provided that all such representations and warranties shall terminate two years from the date they are made.

     SECTION 6.03        Brokerage. Each party hereto will indemnify and hold
                         ---------
harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.04        Parties in Interest. All representations, covenants
                         -------------------
and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares.

     SECTION 6.05        Notices. All notices, requests, consents and other
                         -------
communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

     (a) if to the Company, at 5 Great Valley Parkway, Suite 322, Malvern, PA 19355, Attention: President, with a copy to David King, Esq., Morgan, Lewis & Bockius, 2000 One Logan Square, Philadelphia, PA 19103; and

     (b)  if to any Purchaser, at the address of such Purchaser set forth in
   Schedule I, with a copy to Robin A. Painter, Esq., Testa, Hurwitz &
   ----------
   Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.06        Governing Law. This Agreement shall be governed by
                         -------------
and construed in accordance with the laws of the State of Delaware.

     SECTION 6.07        Entire Agreement. This Agreement, including the
                         ----------------
Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 6.08        Counterparts. This Agreement may be executed in two
                         ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.09        Amendments. This Agreement may not be amended or
                         ----------
modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least sixty percent (60%) of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

     SECTION 6.10        Severability. If any provision of this Agreement
                         ------------
shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 6.11        Titles and Subtitles. The tides and subtitles used
                         --------------------
in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 6.12        Certain Defined Terms. As used in this Agreement,
                         ---------------------
the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

     (b) "subsidiary" shall mean, as to the Company, any corporation of which more than 30% of the outstanding stock having ordinary voting power to elect sixty percent (60%) of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.